Exhibit 99.1

WisdomTree Announces First Quarter 2023 Results – Record quarter-end AUM of $90.7 billion;

$6.3 billion net inflows (3rd best quarter in Company history)

Diluted earnings per share of $0.10; Earnings per share of $0.07, as adjusted

Ten consecutive quarters of net inflows

Annualized inflow rate of 31% across all products

New York, NY – (Business Wire) – April 28, 2023 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the first quarter of 2023.

$16.2 million net income ($11.2(1) million net income, as adjusted); including a non-cash gain of $20.6 million associated with the revaluation of deferred consideration-gold payments; a loss of $9.7 million recognized upon the extinguishment of $115.0 million in aggregate principal amount of our 4.25% convertible senior notes issued in 2020 and due in June 2023 (the “2020 Notes”); and other items.

$90.7 billion of ending AUM, an increase of 10.7% arising from net inflows and market appreciation.

$6.3 billion of net inflows, primarily driven by inflows into our fixed income, commodity, emerging markets and international equity products.

0.36% average advisory fee, unchanged from last quarter.

$82.0 million of operating revenues, an increase of 11.9% from the previous quarter due to higher average AUM, and higher other income from large flows into some of our European products.

79.1% gross margin(1), a 2.2 point increase from the previous quarter due to higher revenues.

20.2% operating income margin (21.4%(1) as adjusted), a 4.2 point increase (5.4 point increase, as adjusted(1)) compared to our operating margin of 16.0% in the prior quarter due to higher revenues, partly offset by higher expenses.

$130.0 million issuance of convertible senior notes due 2028, bearing an interest at a rate of 5.75% and issued with a conversion price of $9.54 per share. Concurrent with the issuance, we repurchased $115.0 million in aggregate principal amount of our 2020 Notes.

$0.03 quarterly dividend declared, payable on May 24, 2023 to stockholders of record as of the close of business on May 10, 2023.

Update from Jonathan Steinberg, WisdomTree CEO

“WisdomTree’s momentum has accelerated in 2023 as the first quarter of the year was the third best quarter of net inflows in company history. I expect our solid fund performance and positioning, combined with continued growth in managed models, to drive further growth in the remainder of the year. Additionally, our blockchain–native digital wallet, WisdomTree PrimeTM, is on track for initial launch in app stores in Q2, alongside our suite of digital funds and tokens, cementing our leadership position in the blockchain-enabled finance marketplace, which according to a recent industry report from Citi, could be a $5 trillion market by 2030.”

Update from Jarrett Lilien, WisdomTree COO and President

“WisdomTree’s business has never been stronger; we’ve had ten consecutive quarters of net inflows coupled with all-time record high assets under management of over $90 billion. The breadth, depth and momentum of our inflows continues, with six of our eight major product categories and over half of our 350 global products generating positive flows in the first quarter. I am confident that our strong and steady organic growth will continue throughout 2023 and beyond on the back of strong fund performance, a broad and attractive product suite, and our ever-expanding models franchise.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$90.7	$82.0	$70.9	$74.3	$79.4
Net inflows	$6.3	$5.3	$1.7	$3.9	$1.3
Average AUM	$87.5	$77.6	$74.7	$77.7	$77.8
Average advisory fee	0.36%	0.36%	0.38%	0.39%	0.40%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$82.0	$73.3	$72.4	$77.3	$78.4
Net income/(loss)	$16.2	$(28.3)	$81.2	$8.0	$(10.3)
Diluted earnings/(loss) per share	$0.10	$(0.20)	$0.50	$0.05	$(0.08)
Operating income margin	20.2%	16.0%	20.5%	20.5%	22.6%
As Adjusted (Non-GAAP(1)):
Gross margin	79.1%	76.9%	77.5%	79.2%	80.2%
Net income, as adjusted	$11.2	$7.0	$9.3	$11.3	$14.1
Diluted earnings per share, as adjusted	$0.07	$0.04	$0.06	$0.07	$0.09
Operating income margin, as adjusted	21.4%	16.0%	20.5%	23.1%	25.7%

RECENT BUSINESS DEVELOPMENTS

Company News

•

In February 2023, we completed a private offering of $130.0 million in aggregate principal amount of 5.75% convertible senior notes due 2028 and concurrently repurchased $115 million principal amount of our 2020 Notes due in June 2023.

•	In March 2023, our Board of Directors adopted a limited duration stockholder rights plan.

•	In April 2023, we acquired Securrency Transfers, Inc., the transfer agent for our soon-to-launch digital funds via WisdomTree PrimeTM. This acquired entity is now called WisdomTree Transfers, Inc.

Product News

•

In February 2023, WisdomTree and Voya Asset Management Co. LLC launched the WisdomTree Voya Yield Enhanced USD Universal Bond Fund (UNIY) on the NASDAQ; and we cross-listed 12 equity and commodity ETPs on the London Stock Exchange.

•

In March 2023, we won ‘Best Leveraged & Inverse ETF Issuer ($100M+)’ and ‘Best Crypto Issuer Linked ETF Issuer ($100M+)’ at the 2023 ETF Express Europe Awards; we launched currency-hedged share classes for the WisdomTree Quality Dividend Growth Fund on the London Stock Exchange, Borsa Italiana and Börse Xetra; and we implemented enhanced ESG screens on 22 equity and fixed income UCITS ETFs during their March rebalances.

•	In April 2023, we launched the WisdomTree California Carbon ETP (WCCA) on the London Stock Exchange, Borsa Italiana and Börse Xetra.

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022		June 30, 2022	Mar. 31, 2022
Operating Revenues:
Advisory fees	$77,637	$70,913	$70,616		$75,586	$76,517
Other income	4,407	2,397	1,798		1,667	1,851

Total revenues	82,044	73,310	72,414		77,253	78,368

Operating Expenses:
Compensation and benefits	27,398	24,831	23,714		24,565	24,787
Fund management and administration	17,153	16,906	16,285		16,076	15,494
Marketing and advertising	4,007	4,240	3,145		3,894	4,023
Sales and business development	2,994	3,407	2,724		3,131	2,609
Contractual gold payments	4,486	4,107	4,105		4,446	4,450
Professional fees	3,715	2,666	2,367		4,308	4,459
Occupancy, communications and equipment	1,101	1,110	986		1,049	753
Depreciation and amortization	109	104	58		53	47
Third-party distribution fees	2,253	1,793	1,833		1,818	2,212
Other	2,257	2,427	2,324		2,109	1,845

Total operating expenses	65,473	61,591	57,541		61,449	60,679

Operating income	16,571	11,719	14,873		15,804	17,689
Other Income/(Expenses):
Interest expense	(4,002)	(3,736)	(3,734)		(3,733)	(3,732)
Gain/(loss) on revaluation of deferred consideration—gold payments	20,592	(35,423)	77,895		2,311	(17,018)
Interest income	1,083	945	811		770	794
Impairments	(4,900)	—	—		—	—
Loss on extinguishment of convertible notes	(9,721)	—	—		—	—
Other losses, net	(2,007)	(1,815)	(5,289)		(4,474)	(24,707)

Income/(loss) before income taxes	17,616	(28,310)	84,556		10,678	(26,974)
Income tax expense/(benefit)	1,383	(21)	3,327		2,673	(16,713)

Net income/(loss)	$16,233	$(28,289)	$81,229		$8,005	$(10,261)

Earnings/(loss) per share—basic	$0.10 (2)	$(0.20)	$0.50	(2)	$0.05 (2)	$(0.08	)(2)
Earnings/(loss) per share—diluted	$0.10	$(0.20)	$0.50	(2)	$0.05	$(0.08	)(2)
Weighted average common shares—basic	143,862	143,126	143,120		143,046	142,782
Weighted average common shares—diluted	159,887	143,126	158,953		158,976	142,782

As Adjusted (Non-GAAP(1))
Total operating expenses	$64,506	$61,591	$57,541		$59,425	$58,244
Operating income	$17,538	$11,719	$14,873		$17,828	$20,124
Income before income taxes	$14,485	$8,615	$12,645		$14,498	$17,674
Income tax expense	$3,287	$1,588	$3,323		$3,241	$3,611
Net income	$11,198	$7,027	$9,322		$11,257	$14,063
Earnings per share—diluted	$0.07	$0.04	$0.06		$0.07	$0.09
Weighted average common shares – diluted	159,887	159,478	158,953		158,976	158,335

QUARTERLY HIGHLIGHTS

Operating Revenues

•

Operating revenues increased 11.9% and 4.7% from the fourth quarter of 2022 and the first quarter of 2022, respectively, due to higher average AUM and higher other income from large flows into some of our European products.

•	Our average advisory fee was 0.36%, 0.36% and 0.40% during the first quarter of 2023, the fourth quarter of 2022 and the first quarter of 2022, respectively.

Operating Expenses

•

Operating expenses increased 6.3% from the fourth quarter of 2022 primarily due to higher compensation arising from payroll taxes, benefits and other items in connection with the payment of year-end bonuses, as well as higher professional fees and third-party distribution fees.

•

Operating expenses increased 7.9% from the first quarter of 2022 primarily due to higher compensation from increased headcount and stock-based compensation expense, fund management and administration costs and other expenses. These increases were partly offset by lower professional fees.

Other Income/(Expenses)

•	Interest expense increased 7.1% and 7.2% from the fourth quarter of 2022 and the first quarter of 2022, respectively, due to a higher level of debt outstanding and a higher effective interest rate.

•

We recognized a non-cash gain on revaluation of deferred consideration of $20.6 million during the first quarter of 2023. The gain arose primarily from an increase in the discount rate used to compute the present value of the annual payment obligations, partly offset by higher gold prices. The magnitude of any gain or loss recognized is highly correlated to changes in the discount rate and the magnitude of the change in the forward-looking price of gold.

•	Interest income increased 14.6% and 36.4% from the fourth quarter of 2022 and the first quarter of 2022, respectively, due to rising interest rates.

•	During the first quarter of 2023, we recognized a non-cash impairment charge of $4.9 million on our Series A convertible preferred stock investment in Securrency, Inc.

•

During the first quarter of 2023, we recognized a loss on extinguishment of convertible notes of $9.7 million arising from the repurchase of $115.0 million in aggregate principal amount of our 2020 Notes.

•

Other losses, net were $2.0 million for the first quarter of 2023. This quarter includes a non-cash charge of $1.4 million arising from a release of a tax-related indemnification asset upon the expiration of the statute of limitations (an equal and offsetting benefit has been recognized in income tax expense). This quarter also includes losses on our investments of $3.9 million. These items were partly offset by gains on our financial instruments owned of $2.0 million and a gain of $1.5 million related to the remeasurement of contingent consideration payable to us from the sale of our former Canadian ETF business. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold exchange-traded products (“ETPs”), foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for the first quarter of 2023 was 7.9%, resulting in income tax expense of $1.4 million. The effective tax rate differs from the federal statutory rate of 21% primarily due to a non-taxable gain on revaluation of deferred consideration and a reduction a in unrecognized tax benefits upon the expiration of the statute of limitations. These items were partly offset by a non-deductible loss on extinguishment of our 2020 Notes and an increase in the deferred tax asset valuation allowance on losses recognized on our investments.

•	Our adjusted effective income tax rate was 22.7%(1).

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, April 28, 2023 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=qp07AaN2.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the Participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

ABOUT WISDOMTREE

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models and solutions. We empower investors to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing next-generation digital products and structures, including digital funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $90.5 billion in assets under management globally.

For more information about WisdomTree and WisdomTree PrimeTM, visit: https://www.wisdomtree.com.

Please visit us on Twitter at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
Jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022
GLOBAL ETPs ($ in millions)
Beginning of period assets	$81,993	$70,878	$74,302	$79,407	$77,479
Inflows/(outflows)	6,341	5,264	1,747	3,852	1,319
Market appreciation/(depreciation)	2,406	5,851	(5,171)	(8,953)	609
Fund closures	—	—	—	(4)	—

End of period assets	$90,740	$81,993	$70,878	$74,302	$79,407

Average assets during the period	$87,508	$77,649	$74,677	$77,738	$77,809
Average advisory fee during the period	0.36%	0.36%	0.38%	0.39%	0.40%
Revenue days	90	92	92	91	90
Number of ETFs—end of the period	350	348	347	344	341

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$55,973	$48,043	$47,255	$48,622	$48,210
Inflows/(outflows)	4,012	4,232	3,812	4,278	2,250
Market appreciation/(depreciation)	1,298	3,698	(3,024)	(5,645)	(1,838)
Fund closures	—	—	—	—	—

End of period assets	$61,283	$55,973	$48,043	$47,255	$48,622

Average assets during the period	$59,430	$53,655	$49,466	$48,270	$47,499
Number of ETFs—end of the period	80	79	78	77	77

EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$26,020	$22,835	$27,047	$30,785	$29,269
Inflows/(outflows)	2,329	1,032	(2,065)	(426)	(931)
Market appreciation/(depreciation)	1,108	2,153	(2,147)	(3,308)	2,447
Fund closures	—	—	—	(4)	—

End of period assets	$29,457	$26,020	$22,835	$27,047	$30,785

Average assets during the period	$28,078	$23,994	$25,211	$29,468	$30,310
Number of ETPs—end of the period	270	269	269	267	264

PRODUCT CATEGORIES ($ in millions)

Commodity & Currency
Beginning of period assets	$22,097	$19,561	$23,624	$26,302	$24,598
Inflows/(outflows)	2,003	796	(2,179)	(475)	(1,053)
Market appreciation/(depreciation)	824	1,740	(1,884)	(2,203)	2,757

End of period assets	$24,924	$22,097	$19,561	$23,624	$26,302

Average assets during the period	$23,806	$20,345	$21,625	$25,767	$25,891

U.S. Equity
Beginning of period assets	$24,112	$20,952	$21,058	$23,738	$23,860
(Outflows)/inflows	(149)	1,021	1,239	306	779
Market appreciation/(depreciation)	571	2,139	(1,345)	(2,986)	(901)

End of period assets	$24,534	$24,112	$20,952	$21,058	$23,738

Average assets during the period	$24,726	$23,492	$22,534	$22,362	$23,134

Fixed Income
Beginning of period assets	$15,273	$11,695	$9,192	$5,418	$4,356
Inflows/(outflows)	3,513	3,393	2,627	4,038	1,242
Market (depreciation)/appreciation	(78)	185	(124)	(264)	(180)

End of period assets	$18,708	$15,273	$11,695	$9,192	$5,418

Average assets during the period	$17,176	$13,962	$10,077	$7,426	$4,691

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022
International Developed Market Equity
Beginning of period assets	$10,195	$9,183	$9,968	$11,422	$11,894
Inflows/(outflows)	450	40	(115)	79	97
Market appreciation/(depreciation)	788	972	(670)	(1,533)	(569)

End of period assets	$11,433	$10,195	$9,183	$9,968	$11,422

Average assets during the period	$10,879	$10,000	$10,032	$10,695	$11,543

Emerging Market Equity
Beginning of period assets	$8,116	$7,495	$8,386	$9,991	$10,375
Inflows/(outflows)	486	(53)	114	(223)	189
Market appreciation/(depreciation)	209	674	(1,005)	(1,382)	(573)

End of period assets	$8,811	$8,116	$7,495	$8,386	$9,991

Average assets during the period	$8,666	$7,770	$8,329	$9,155	$10,116

Leveraged & Inverse
Beginning of period assets	$1,754	$1,523	$1,618	$1,856	$1,775
Inflows/(outflows)	43	59	45	90	(2)
Market (depreciation)/appreciation	(12)	172	(140)	(328)	83

End of period assets	$1,785	$1,754	$1,523	$1,618	$1,856

Average assets during the period	$1,757	$1,623	$1,589	$1,765	$1,830

Alternatives
Beginning of period assets	$310	$306	$305	$293	$261
(Outflows)/inflows	(18)	12	16	34	29
Market appreciation/(depreciation)	14	(8)	(15)	(22)	3

End of period assets	$306	$310	$306	$305	$293

Average assets during the period	$308	$305	$313	$299	$275

Cryptocurrency
Beginning of period assets	$136	$163	$151	$383	$357
Inflows/(outflows)	13	(4)	—	3	37
Market appreciation/(depreciation)	90	(23)	12	(235)	(11)

End of period assets	$239	$136	$163	$151	$383

Average assets during the period	$190	$152	$178	$265	$324

Closed ETPs
Beginning of period assets	$—	$—	$—	$4	$3
Inflows/(outflows)	—	—	—	—	1
Market appreciation	—	—	—	—	—
Fund closures	—	—	—	(4)	—

End of period assets	$—	$—	$—	$—	$4

Average assets during the period	$—	$—	$—	$4	$5

Headcount	279	273	274	264	253

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Mar. 31, 2023	Dec. 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119,099	$132,101
Financial instruments owned, at fair value	130,180	126,239
Accounts receivable	35,496	30,549
Prepaid expenses	5,877	4,684
Income taxes receivable	1,799	—
Other current assets	291	390

Total current assets	292,742	293,963
Fixed assets, net	515	544
Indemnification receivable	—	1,353
Securities held-to-maturity	253	259
Deferred tax assets, net	5,871	10,536
Investments	26,902	35,721
Right of use assets—operating leases	1,153	1,449
Goodwill	85,856	85,856
Intangible assets, net	603,968	603,567
Other noncurrent assets	507	571

Total assets	$1,017,767	$1,033,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Convertible notes—current	$59,884	$59,197
Fund management and administration payable	27,830	36,521
Deferred consideration—gold payments	17,984	16,796
Compensation and benefits payable	9,341	24,121
Income taxes payable	—	1,599
Operating lease liabilities	1,041	1,125
Accounts payable and other liabilities	14,846	9,075

Total current liabilities	130,926	148,434
Convertible notes—long term	273,767	262,019
Deferred consideration—gold payments	161,847	183,494
Operating lease liabilities	120	339
Other noncurrent liabilities	—	1,353

Total liabilities	566,660	595,639
Preferred stock—Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 149,291 and 146,517 at March 31, 2023 and December 31, 2022, respectively	1,493	1,465
Additional paid-in capital	292,971	291,847
Accumulated other comprehensive loss	(954)	(1,420)
Retained earnings	25,028	13,719

Total stockholders’ equity	318,538	305,611

Total liabilities and stockholders’ equity	$1,017,767	$1,033,819

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income/(loss)	$16,233	$(10,261)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
(Gain)/loss on revaluation of deferred consideration—gold payments	(20,592)	17,018
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(12,760)	(16,052)
Loss on extinguishment of convertible notes	9,721	—
Impairments	4,900	—
Deferred income taxes	4,783	5,273
Stock-based compensation	4,536	2,936
Contractual gold payments	4,486	4,450
Losses on investments	3,919	163
(Gains)/losses on financial instruments owned, at fair value	(1,954)	5,142
Amortization of issuance costs—convertible notes	579	645
Amortization of right of use asset	319	89
Depreciation and amortization	109	47
Changes in operating assets and liabilities:
Accounts receivable	(4,791)	(3,710)
Prepaid expenses	(1,161)	(2,264)
Gold and other precious metals	8,332	11,959
Other assets	167	(52)
Intangibles—software development	(452)	—
Fund management and administration payable	3,638	3,199
Compensation and benefits payable	(27,271)	(23,690)
Income taxes payable	(3,418)	(4,228)
Operating lease liabilities	(326)	(97)
Accounts payable and other liabilities	5,606	6,741

Net cash used in operating activities	(5,397)	(2,692)

Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(20,278)	(25,461)
Purchase of investments	—	(6,863)
Purchase of fixed assets	(26)	(54)
Proceeds from the sale of financial instruments owned, at fair value	18,290	13,639
Proceeds from held-to-maturity securities maturing or called prior to maturity	6	18

Net cash used in investing activities	(2,008)	(18,721)

Cash flows from financing activities:
Repurchase of convertible notes	(124,317)	—
Dividends paid	(4,821)	(4,842)
Shares repurchased	(3,384)	(3,394)
Convertible notes issuance costs	(3,548)	—
Proceeds from the issuance of convertible notes	130,000	—

Net cash used in financing activities	(6,070)	(8,236)

Increase/(decrease) in cash flow due to changes in foreign exchange rate	473	(665)

Net decrease in cash and cash equivalents	(13,002)	(30,314)
Cash and cash equivalents—beginning of year	132,101	140,709

Cash and cash equivalents—end of period	$119,099	$110,395

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,422	$2,123

Cash paid for interest	$801	$—

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Other items: Loss on extinguishment of our convertible notes, impairments, remeasurement of contingent consideration payable to us from the sale of our former Canadian ETF business, unrealized gains and losses recognized on our investments, changes in deferred tax asset valuation allowance and expenses incurred in response to an activist campaign are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

WISDOMTREE, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022
Net income/(loss), as reported	$16,233	$(28,289)	$81,229	$8,005	$(10,261)
(Deduct)/add back: (Gain)/loss on revaluation of deferred consideration	(20,592)	35,423	(77,895)	(2,311)	17,018
Add back: Loss on extinguishment of convertible notes, net of income taxes	9,623	—	—	—	—
Add back: Impairments	4,900	—	—	—	—
Deduct: Remeasurement of contingent consideration – sale of former Canadian ETF business	(1,477)	—	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned, net of income taxes	(1,479)	669	4,778	3,165	3,893
Add back: Increase in deferred tax asset valuation allowance on financial instruments owned and investments	477	364	1,454	901	2,010
Deduct: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	—	(1,609)	—	—	—
Add back/(deduct): Unrealized loss/(gain) recognized on our investments, net of income taxes	2,966	469	(248)	(55)	124
(Deduct)/add back: Tax (windfalls)/shortfalls upon vesting and exercise of stock-based compensation awards	(185)	—	4	20	(565)
Add back: Expenses incurred in response to an activist campaign, net of income taxes	732	—	—	1,532	1,844

Adjusted net income	$11,198	$7,027	$9,322	$11,257	$14,063
Weighted average common shares—diluted	159,887	159,478	158,953	158,976	158,335

Adjusted earnings per share—diluted	$0.07	$0.04	$0.06	$0.07	$0.09

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022
Operating revenues	$82,044	$73,310	$72,414	$77,253	$78,368
Less: Fund management and administration	(17,153)	(16,906)	(16,285)	(16,076)	(15,494)

Gross margin	$64,891	$56,404	$56,129	$61,177	$62,874

Gross margin percentage	79.1%	76.9%	77.5%	79.2%	80.2%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022
Operating revenues	$82,044	$73,310	$72,414	$77,253	$78,368

Operating income	$16,571	$11,719	$14,873	$15,804	$17,689
Add back: Expenses incurred in response to an activist campaign	967	—	—	2,024	2,435

Adjusted operating income	$17,538	$11,719	$14,873	$17,828	$20,124

Adjusted operating income margin	21.4%	16.0%	20.5%	23.1%	25.7%

	Three Months Ended
Adjusted Total Operating Expenses:	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022
Total operating expenses	$65,473	$61,591	$57,541	$61,449	$60,679
Deduct: Expenses incurred in response to an activist campaign	(967)	—	—	(2,024)	(2,435)

Adjusted total operating expenses	$64,506	$61,591	$57,541	$59,425	$58,244

	Three Months Ended
Adjusted Income Before Income Taxes:	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022
Income/(loss) before income taxes	$17,616	$(28,310)	$84,556	$10,678	$(26,974)
(Deduct)/add back: (Gain)/loss on revaluation of deferred consideration	(20,592)	35,423	(77,895)	(2,311)	17,018
Add back: Loss on extinguishment of convertible notes	9,721	—	—	—	—
Add back: Impairments	4,900	—	—	—	—
Deduct: Remeasurement of contingent consideration – sale of former Canadian ETF business	(1,477)	—	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned	(1,954)	883	6,311	4,180	5,142
Add back: Expenses incurred in response to an activist campaign	967	—	—	2,024	2,435
Add back/(deduct): Unrealized loss/(gain) recognized on investments	3,918	619	(327)	(73)	163
Add back: Loss recognized upon reduction of a tax-related indemnification asset	1,386	—	—	—	19,890

Adjusted income before income taxes	$14,485	$8,615	$12,645	$14,498	$17,674

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022
Adjusted income before income taxes (above)	$14,485	$8,615	$12,645	$14,498	$17,674

Income tax expense/(benefit)	$1,383	$(21)	$3,327	$2,673	$(16,713)
Add back: Tax benefit arising from extinguishment of convertible notes	98	—	—	—	—
(Deduct)/add back: Tax (expense)/benefit arising from (gains)/losses on financial instruments owned	(475)	214	1,533	1,015	1,249
Add back: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	—	1,609	—	—	—
Deduct: Increase in deferred tax asset valuation allowance on financial instruments owned and investments	(477)	(364)	(1,454)	(901)	(2,010)
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	235	—	—	492	591
Add back/(deduct): Tax benefit/(expense) on unrealized gains and losses on investments	952	150	(79)	(18)	39
Add back/(deduct): Tax windfalls/(shortfalls) upon vesting and exercise of stock-based compensation awards	185	—	(4)	(20)	565
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	1,386	—	—	—	19,890

Adjusted income tax expense	$3,287	$1,588	$3,323	$3,241	$3,611

Adjusted effective income tax rate	22.7%	18.4%	26.3%	22.4%	20.4%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	whether we will experience future growth;

•	our ability to develop new products and services and their success;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime™, and achieve its objectives;

•	our ability to successfully operate and expand our business in non-U.S. markets;

•	the effect of laws and regulations that apply to our business; and

•	actions of activist stockholders.

Our business is subject to many risks and uncertainties, including without limitation:

•

declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, or the war in Ukraine, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and

•	actions of activist stockholders against us, which have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.